AMENDMENT NO. 5

TO

OPPENHEIMER HOLDINGS INC.

1996 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED

AS AT MAY 17, 1999 (THE "PLAN")

1.

Subject to the approval of the holders of the Class A non-voting shares (the "Class A Shares") and the Class B voting shares of the Corporation voting together at the annual and special meeting of shareholders of the Corporation to be held on May 9, 2005 (or at any adjournment thereof), effective February 25, 2005, the Plan be amended by increasing the number of Class A Shares which may be issued pursuant to Awards granted under the Plan by 400,000 Class A Shares from 4,615,000 Class A Shares to 5,015,000 Class A Shares.

2.

Effective April 27, 2005 the Plan be amended by deleting subsections (b) and (c) of Section 3 and substituting the following therefor:

"(b)

When used herein the term "insider" shall have the same meaning as contained in the Securities Act of Ontario and the term "security based compensation arrangements" shall have the meaning ascribed thereto in Section 613 of the Toronto Stock Exchange Company Manual.

(c)

(i)  The number of Class A Shares issuable to insiders, at any time, under the Plan and under all other security based compensation arrangements of the Corporation, may not exceed 10% of the issued and outstanding Class A Shares at such time.

(ii)  The number of Class A Shares issued to insiders, within any one twelve-month period, under the Plan and under all other security based compensation arrangements of the Corporation, may not exceed 10% of the issued and outstanding Class A Shares."

The amendment in section 1 above was approved unanimously by the Board of Directors of Oppenheimer Holdings Inc. on March 10, 2005 and confirmed by the holders of the Class A non-voting shares and the Class B voting shares of the Corporation voting together at the Annual and Special Meeting of Shareholders of Oppenheimer Holdings Inc. held on May 9, 2005.

The amendment in section 2 above was approved unanimously by the Board of Directors of Oppenheimer Holdings Inc. on April 27, 2005 in accordance with the provisions of the Plan.

"Á.W. Oughtred"

A. Winn Oughtred, Secretary

Oppenheimer Holdings Inc.

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